EXHIBIT 21.1

Subsidiaries of PracticeWorks, Inc.

PracticeWorks, Inc. (the “Company”) currently has the following wholly-owned first tier subsidiaries:

1.	SoftDent, LLC, a Delaware limited liability company.
2.	CADI Acquisition Corporation, a Colorado corporation.
3.	PracticeWorks Systems, LLC, a Georgia limited liability company.
4.	Swenam Holdings B.V., a Netherlands corporation (“Swenam”).
5.	PracticeWorks Australia Pty. Limited (f/k/a InfoCure Australia Pty. Limited), an Australian corporation (“PracticeWorks Australia”).
6.	Practiceworks Canada Ltd., a Canadian corporation.
7.	PracticeWorks Capital, Inc., a Delaware corporation.

The Company has the following indirect wholly-owned second tier subsidiaries:

1.	PracticeWorks Limited (f/k/a Miniseries Limited), a United Kingdom limited company, a first tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.
2.	PracticeWorks Sweden AB (f/k/a Scandic Dental Computer Systems AB), a Swedish company, a first tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.
3.	PracticeWorks Orthodontics Pty. Limited (f/k/a InfoCure Orthodontics Pty.), an Australian corporation, a first tier subsidiary of PracticeWorks Australia and an indirect, wholly-owned subsidiary of the Company.
4.	PracticeWorks France, a French corporation, a first tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.

The Company has the following indirect wholly-owned third tier subsidiaries:

1.	Dentrak Limited, a United Kingdom limited company, a first tier subsidiary of PracticeWorks Limited, a second tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.
2.	Team Management Systems Limited, a United Kingdom limited company, a first tier subsidiary of PracticeWorks Limited, a second tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.
3.	SDS Computer Holdings Limited, a United Kingdom corporation, a first tier subsidiary of PracticeWorks Limited, a second tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.
4.	Trex Medical France, a French corporation, a first tier subsidiary of PracticeWorks France, a second tier subsidiary of Swenam and an indirect, wholly-owned subsidiary of the Company.

The Company has the following indirect wholly-owned fourth tier subsidiaries:

1.	The Dental Health Education Centre Limited, a United Kingdom limited company, a first tier subsidiary of Team Management Systems Limited, a second tier of PracticeWorks Limited, and an indirect wholly-owned subsidiary of the Company.
2.	Dental Network Information Services Limited, a United Kingdom limited company, a first tier subsidiary of Team Management Systems Limited, a second tier of PracticeWorks Limited, and an indirect wholly-owned subsidiary of the Company.
3.	S.D.S. Computer Systems Limited, a United Kingdom limited company, a first tier subsidiary of SDS Computer Holdings Limited, a second tier of PracticeWorks Limited, and an indirect wholly-owned subsidiary of the Company.
4.	Trophy Radiologie, a French company, a first tier subsidiary of Trex Medical France, a second tier of PracticeWorks France and an indirect wholly-owned subsidiary of the Company.

The Company has the following indirect wholly-owned fifth tier subsidiaries, all of which are wholly-owned by Trophy Radiologie, a wholly-owned, fourth tier subsidiary of the Company:

1.	Trophy Radiologie Italia Srl, an Italian company.
2.	Trophy Radiology Japan, Inc., a Japanese company.
3.	Trophy Radiologie GmbH, a German company.
4.	Trophy Radiologie UK Limited, a United Kingdom limited company.
5.	Trophy Dental, Inc., a Virginia corporation.
6.	Trophy Benelux SA, a Belgian company.
7.	Trophy Radiologia Espana Sl, a Spanish company.